UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2012

MERU NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34659	26-0049840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Executive Bonus Plan

On February 29, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Meru Networks, Inc. (the “Company”) approved the Meru Networks, Inc. 2012 Executive Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers, with the exception of the Company’s Senior Vice President of World Wide Field Operations, Lawrence Vaughan, is eligible to participate. The material terms of the Bonus Plan are as follows:

•

Annual bonuses are earned and paid based on achievement against annual goals, and except as otherwise agreed to by the Committee, the executive officer must be employed with the Company when the bonus is paid to be eligible to receive a bonus.

•	Target annual bonus levels are a fixed percentage of the executive officer’s annual base salary as of December 31, 2012.

•	For each of the Company’s executive officers, the total annual bonus is composed of two parts:

•	80% of the bonus is awarded based on the Company achieving the 2012 Annual Revenues goal (the “Revenue Bonus”); and

•	20% of the bonus is awarded based on the Company achieving the 2012 Annual Non-GAAP EBITA (Loss) goal (the “Non-GAAP EBITA (Loss) Bonus”).

•

For each of the Company’s executive officers, to the extent that the Company achieves the goals that comprise a level equal to 90% of the 2012 Annual Revenues goal (the “Minimum Revenue Threshold”), then such executive officer will receive a bonus that equals 50% of his or her target bonus amount for such Revenue Bonus.

•

For each of the Company’s executive officers, to the extent that the Company achieves results that are not more than $4.5million less than the planned 2012 Non-GAAP EBITA plan, (the “Minimum Non-GAAP EBITA (Loss) Threshold”), then such executive officer will receive a bonus that equals 50% of his or her target bonus amount for such Non-GAAP EBITA (Loss) Bonus.

•

There are additive compensation components that provide for additional payouts on a stepped basis, if the Company exceeds the minimum threshold for any goal. However, in no event may an executive officer receive an annual bonus that exceeds 250% of his or her target annual bonus amount, regardless of the extent to which the Company exceeds the Minimum Threshold for any goal. For achievement between 90% and 100% of the revenue target, the Revenue Bonus will start at a payout of 50% of the target Revenue Bonus amount and will increase on a straight-line basis according to the percentage of achievement up to 100%. For revenue achievement in excess of 100% of the annual revenue target an accelerator will be applied to calculate the Revenue Bonus amount, such that Revenue Bonus will be the target Revenue Bonus multiplied by a multiplier equal to 100% plus the product of (i) the percentage of over-achievement in excess of 100%, multiplied by (ii) the Multiplier Factor set forth in the table below, provided that if Minimum Non-GAAP EBITA (Loss) Threshold has not been achieved the Multiplier Factor will instead be 1x.

Performance Relative to Revenue Target	Multiplier Factor	Example
> 100 –101%	5x Multiplier	(i.e. 101% of Plan pays 105% of target Revenue Bonus)
≥ 101 – < 103%	6x Multiplier	(i.e. 102% of Plan pays 112% of target Revenue Bonus)
≥ 103 – < 106%	7x Multiplier	(i.e. 104% of Plan pays 128% of target Revenue Bonus)
≥ 106 – < 110%	8x Multiplier	(i.e. 106% of Plan pays 148% of target Revenue Bonus)
≥ 110 – 115%	9x Multiplier	(i.e. 110% of Plan pays 190% of target Revenue Bonus)
> 115%	10x Multiplier	(i.e. 116% of Plan pays 260% of target Revenue Bonus)

•

In addition to the annual cash bonuses, the Bonus Plan approved by the Committee also provides for quarterly “Fast Start” cash bonuses to be paid in the event that during the initial three quarters of the year the Company achieves quarterly minimum thresholds that are at least 100% of year-to-date targets for the 2012 Annual Revenues goal, as described below.

•

If actual first quarter revenue is at least 100% of the first quarter revenue plan, executives will receive as a first quarter bonus an amount equal to 10% of their annual target bonus (the “First Quarter Bonus”).

•

If actual second quarter revenue is at least 100% of the second quarter revenue plan, executives will receive as a second quarter bonus an amount equal to 7.5% of their annual target bonus (the “Second Quarter Target Bonus”); provided that the amount of such second quarter bonus will be doubled (to 15% of their annual target bonus) if, while actual first quarter revenue was less than 100% of the first quarter revenue plan, actual revenue for the first half of 2012 is at least 100% of the aggregate of the first quarter revenue plan and the second quarter revenue plan (the “Second Quarter Doubled Bonus” or, alternatively with the Second Quarter Target Bonus, a “Second Quarter Bonus”).

•

If actual third quarter revenue is at least 100% of the third quarter revenue plan, executives will receive as a third quarter bonus an amount equal to 5% of their annual target bonus; provided that the amount of such third quarter bonus will be doubled (to 10% of their annual target bonus) if (a) either (i) the First Quarter Bonus was paid but Second Quarter Bonus was not paid or (ii) the First Quarter Bonus was not paid and the Second Quarter Doubled Bonus was not paid, and (b) actual aggregate revenue for the first three quarters of 2012 is at least 100% of the aggregate of the first quarter revenue plan, the second quarter revenue plan and the third quarter revenue plan.

It is anticipated that any newly hired executive officer will become eligible to participate in the Bonus Plan beginning on the first day of the following quarter (i.e., an executive officer who is hired on April 1, 2012 will be eligible to participate in the Bonus Plan beginning on July 1, 2012), with such executive officer’s bonus payment prorated based on the date he or she becomes eligible to participate in the Bonus Plan.

The target and maximum bonuses for fiscal year 2012 under the Plan based on the current salaries for each executive officer, other than Mr. Vaughan, are as follows:

Name	Target Annual Bonus as a Percentage of Annual Salary	Target Annual Bonus Amount	Maximum Amount of All Potential Bonuses under Plan
Ihab Abu-Hakima(1) President and CEO	75%	$262,500	$656,250
Brett White Chief Financial Officer	50%	151,500	378,750
Kamal Anand SVP, Product Management	45%	121,500	303,750
Richard Mosher VP & General Counsel	40%	99,200	248,000

(1)

Pursuant to the terms of Mr. Abu-Hakima’s October 3, 2011 Transitional Employment Agreement, Mr. Abu-Hakima is entitled to receive a prorated bonus (crediting service through March 31, 2012) based on Meru’s final year end performance under the bonus plan in effect during such service, which prorated 2012 bonus will be paid (to the extent earned) at the same time bonuses for 2012 performance are paid to Meru’s other executives

The foregoing is a summary of the Bonus Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Bonus Plan, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

CEO Advisory Agreement

On February 29, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Meru Networks, Inc. (the “Company”) approved the Advisory Services Letter Agreement (the “Advisory Agreement”), by and between the Company and the Company’s Chief Executive Officer, Ihab Abu-Hakima. The material terms of the Advisory Agreement are as follows:

•

Mr. Abu-Hakima agrees that following the Transitional Period as such term is defined in that certain Transitional Employment Agreement (this “Transition Agreement”) dated as of October 3, 2011, by and between Mr. Abu-Hakima and the Company and until March 31, 2013, that he will make himself available to the Company, the Board of Directors and Mr. Abu-Hakima’s successor regarding advice relating to the Company’s business activities while he was chief executive officer of the Company.

•

In exchange for Mr. Abu-Hakima’s services, the Company agrees to extend the post-termination period of exercisability for vested options held by Mr. Abu-Hakima as of March 31, 2012 until the earlier of (a) March 31, 2013 or (b) termination of the Advisory Agreement.

The foregoing is a summary of the Advisory Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Advisory Agreement, a copy of which is filed as Exhibit 10.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.01	Meru Networks, Inc. 2012 Management Bonus Plan

10.02	Advisory Services Agreement between Ihab Abu-Hakima and Meru Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: March 2, 2012	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Meru Networks, Inc. 2012 Management Bonus Plan

10.02	Advisory Services Agreement between Ihab Abu-Hakima and Meru Networks, Inc.